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Vineyard National Bancorp
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For Immediate Release

Contact:                 Shareholder Relations
951-271-4232
shareholderinfo@vineyardbank.com

Vineyard National Bancorp Mails Statement Opposing Bylaw Amendments

Board Believes Amendments Could Result in Adoption of Risky Strategies

CORONA, CA – March 17, 2008 -- Vineyard National Bancorp (NASDAQ: VNBC) (the “Company”) announced that it is mailing to shareholders a Definitive Consent Revocation Statement in response to a Consent Solicitation Statement previously filed by Jon Salmanson and Norman Morales. On January 23, 2008, Mr. Morales agreed to terminate his employment with the Company and its subsidiary, Vineyard Bank, N.A. (“Vineyard”) and to resign as a director of the Company.

The Consent Solicitation Statement by Messrs. Salmanson and Morales proposes three amendments to the Company’s Amended and Restated Bylaws in order to allow them to nominate an un-named slate of candidates for election to the Board of Directors (the “Board”) as a step toward pursuing business plans which the existing Board considers to be risky and ill-advised in today’s adverse economic climate. The Company’s Board therefore strongly opposes the proposed changes. In its mailing, the Board urges shareholders to indicate their opposition to the Consent Solicitation Statement and the Bylaw amendments by signing, dating and returning the BLUE Consent Revocation Card that is included in the Company’s mailing.

“The Company’s Board strongly believes that today’s economic environment requires strategies that are prudent and avoid undue risk of the kind that Messrs. Salmanson and Morales are advocating,” said James LeSieur, Chairman of the Board and Interim Chief Executive Officer.

“The critical issues here are timing and risk.  Our Definitive Consent Revocation Statement describes the Board’s strategies to navigate today’s adverse operating environment and position the Company for future growth when that climate improves. Those strategies are to reduce our overall risk profile, refocus on our core businesses, and reposition ourselves to have the resources, strength and market position to capitalize on growth opportunities that a more favorable environment may offer.  We do not believe that additional execution or strategic risk is warranted or wise given the serious challenges facing the Company in the current environment.  Therefore, shareholders are encouraged to carefully read and consider our Definitive Consent Revocation Statement and sign, date and return the BLUE Consent Revocation Card to show their support for the Board’s efforts to protect and preserve the Company and the interests of its shareholders.”

The Company filed the Definitive Consent Revocation Statement with the Securities and Exchange Commission (“SEC”) on March 13, 2008 and is mailing it to shareholders holding the Company’s common stock in their own name and those holding the shares in the name of brokerage firms, banks or other nominees.

If you have any questions about giving your consent revocation or require assistance, please call:

D.F. KING & CO. INC.
48 Wall Street
New York, New York 10005
Shareholders Call Toll-Free at: 800-967-7921
Banks and Brokers Call Collect at: 212-269-5550

Important Additional Information

The Company filed a Definitive Consent Revocation Statement on Schedule 14A with the SEC on March 13, 2008. Investors and security holders are advised to read the Company's Definitive Consent Revocation Statement and other materials filed by the Company related to the Definitive Consent Revocation Statement solicitation, when available, because they contain important information. Investors and security holders may obtain a free copy of the Definitive Consent Revocation Statement on Schedule 14A and all other related materials filed by the Company with the SEC (when they are filed and become available) free of charge at the SEC's website at www.sec.gov or by contacting D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005, 1-800-967-7921. The Company also will provide a copy of these materials without charge on its website at www.vnbcstock.com.

The Company, its Board and one or more of its executive officers may be deemed to be participants in the solicitation of consent revocations from shareholders of the Company. Information regarding the names of the Company's Board and executive officers and their respective interests in the Company is set forth in the Company's Definitive Consent Revocation Statement.

About Vineyard National Bancorp

The Company is a $2.5 billion financial holding company headquartered in Corona and the parent company of Vineyard, 1031 Exchange Advantage Inc., and 1031 Funding & Reverse Corp (collectively, “the exchange companies”). Vineyard, also headquartered in Corona, operates through 16 full-service banking centers and three regional financial centers in the counties of Los Angeles, Marin, Orange, Riverside, San Bernardino, San Diego, Santa Clara and Ventura, CA. The exchange companies are headquartered in Encinitas, CA.  The Company’s common stock is traded on the NASDAQ Global Market System under the symbol "VNBC." For additional information on the Company visit www.vnbcstock.com or for additional information on Vineyard and to access internet banking, please visit www.vineyardbank.com.  For additional information on the exchange companies visit www.1031exchangeadvantage.com.

Forward Looking Statements

Certain matters discussed herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws.  Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions it can give no assurance that its expectations will be achieved.  Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected.  Many of these factors are beyond the Company’s ability to control or predict.  Important factors that may cause actual results to differ materially and could impact the Company and the statements contained herein can be found in the Company’s filings with the SEC including quarterly reports on Form 10-Q, current reports on Form 8-K, annual reports on Form 10-K, and the Consent Revocation Statement on Schedule 14A.  For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and other protections under the Federal securities laws.  The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.